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FOR IMMEDIATE RELEASE
Contact Information
Robin Weinberg
212-688-6840
ir@soundview.com



       SOUNDVIEW NAMES JOHN HERVEY PRESIDENT OF SOUNDVIEW TECHNOLOGY GROUP

Old Greenwich, CT, November 19, 2003 - SoundView Technology Group, Inc. (Nasdaq:
SNDV), parent of SoundView Technology Corporation, a research-driven securities firm, today announced that John Hervey will be named President of SoundView Technology Group.

SoundView also announced today its merger with Schwab Capital Markets L.P.,("SCM"), a subsidiary of The Charles Schwab Corporation (NYSE: SCH). Mr. Hervey will be President of SoundView Technology Group until the closure of the proposed merger, at which point he will assume the title of President of Schwab SoundView Research. After the proposed merger, Mr. Hervey will also serve as the senior manager from Schwab SoundView Capital Markets in the Old Greenwich office.

"John has made very valuable contributions to SoundView since he joined us last year, including strengthening of the research product as well as the hiring of several outstanding analysts," said Mark F. Loehr, Chief Executive Officer of SoundView. "His leadership has been crucial in our gaining the credibility and stature to be approached by an organization such as Schwab. John will continue to strengthen and build the SoundView Research brand and be a pivotal leader of the combined organization."

Mr. Hervey joined SoundView from Credit Suisse First Boston where he most recently served as Co-Head of US Equity Research. Prior to his role at CSFB, Mr. Hervey spent 13 years at Donaldson Lufkin & Jenrette, where he served as US Associate Director of Research, assisted in establishing DLJ's global research presence in London, and was an Institutional Investor ranked research analyst covering major oil companies.

"I am very pleased to be recognized by SoundView," commented Mr. Hervey. "I am looking forward to working with the combined organization and I think this is a great step for all involved to create an even more powerful brand and be a leader in the securities industry."


ABOUT SOUNDVIEW TECHNOLOGY GROUP, INC.
SoundView Technology Group, Inc. (NASDAQ: SNDV) is the parent of SoundView Technology Corporation, a research-driven securities firm focused on technology and other growth sectors. SoundView's services include institutional sales & trading, investment banking, M&A, and venture capital. For more information, please see www.soundview.com.
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IMPORTANT INFORMATION REGARDING STATEMENTS MADE IN THIS RELEASE
---------------------------------------------------------------
The statements in this news release that are not historical facts, including, most importantly, information concerning possible results of operations, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements preceded by, followed by, or that include the words "believe," "position," "continue" and "committed," or similar expressions typically constitute "forward-looking statements." These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or those of the industry in which we operate, to be materially different from any expected future results, performance or achievements expressed or implied in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those economic factors that affect the market for capital raising, including initial public offerings, levels of retail and institutional trading of equity securities, the impact of trading in decimals on market making profitability, merger and acquisition activity, the effect of proposed new regulations relating to equity stock analysts and the climate for venture capital investing, as well as those identified in the periodic reports filed by SoundView Technology Group from time to time with the Securities and Exchange Commission.


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